UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

XG SCIENCES, INC.

(Exact name of registrant as specified in its charter)

MICHIGAN

(State or other jurisdiction of incorporation)

333-209131	20-4998896
(Commission File Number)	(IRS Employer Identification No.)

3101 Grand Oak Drive, Lansing, Michigan	48911-4224
(Address of principal executive offices)	(Zip Code)

517-703-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☑

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2018, XG Sciences, Inc., a Michigan corporation (the “Company”) entered into an employment agreement and other related agreements with Jacqueline Lemke to become the Company’s Chief Financial Officer of the Company, beginning on November 19, 2018 or such other date as is mutually determined.

Ms. Lemke, aged 56, has served on the Board of Directors of the American Brain Tumor Association since January of 2017. From 2012 to 2016, she served as President and CEO of Bioanalytical Systems, Inc., a Nasdaq listed contract biopharmaceutical research organization where she successfully refinanced and modernized the company’s capabilities while positioning the business for sustainable value creation. Previously, Ms. Lemke was Vice President of Finance and Global CFO of Remy, Inc., a billion-dollar division of Remy International, from 2007 to 2010, where she built a global finance team and created a financial system to support rapid decision making and clear lines of management accountability. From 2004 to 2005, she served as Vice President of Finance and Global CFO Connected Home Solutions at Motorola, Inc., and, prior to that, was Global Strategic Planning Director of the multi-billion dollar revenue Invista division at the DuPont Company. Ms. Lemke’s experience includes managing cyclical, global businesses, negotiating and implementing mergers, acquisitions and joint ventures and building an infrastructure to execute a restructured refinancing. She began her career as a tax consultant at Deloitte & Touche and is a Certified Public Accountant (CPA). Ms. Lemke earned her bachelor’s degree in finance and accounting from Drexel University and her master’s degree in management from Northwestern University.

In connection with her employment as Chief Financial Officer, Ms. Lemke will receive an annual base salary of $235,000 and will be eligible for a performance base bonus targeted at 30% of her base salary. Additionally Ms. Lemke will be granted options to purchase 120,000 shares of the Company’s common stock at a stock price of $8.00 per share vesting annually in equal increments over 4 years. Ms. Lemke will be entitled to certain commuting allowances and reimbursements related to her relocation along with participation in the Company’s standard benefits plans. Other than the foregoing, there are no arrangements or understandings between Ms. Lemke and any person (including the Company) pursuant to which Ms. Lemke was appointed to serve as Chief Financial Officer, and there are no actual or proposed transactions between Ms. Lemke or any of her related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with her appointment as Chief Financial Officer.

Ms. Lemke does not have any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XG SCIENCES, INC.

Dated:	November 2, 2018	By:	/s/ Philip L. Rose
Chief Executive Officer

3